News Release
CONTACT:

Gregg D. Adzema	Marli Quesinberry
Executive Vice President and	Vice President, Investor Relations and
Chief Financial Officer	Corporate Communications
(404) 407-1116	(404) 407-1898
greggadzema@cousinsproperties.com	marliquesinberry@cousinsproperties.com
COUSINS PROPERTIES REPORTS RESULTS FOR
THE QUARTER AND YEAR ENDED DECEMBER 31, 2016
Highlights

•	Net income available to common stockholders for the fourth quarter was $0.10 per share, $0.18 per share before special items.

•	Funds From Operations for the fourth quarter were $0.07 per share, $0.15 per share before special items.

•	Same property net operating income on a cash basis increased 7.1% during the fourth quarter.

•	Second generation net rent per square foot on a cash basis increased 14.7% during the fourth quarter.

•	Leased or renewed 761,087 square feet of office space during the fourth quarter.

ATLANTA (February 8, 2017) - Cousins Properties Incorporated (NYSE:CUZ) today reported its results of operations for the quarter and year ended December 31, 2016.
“We concluded a transformational 2016 with several compelling, strategic transactions,” said Larry Gellerstedt, president and chief executive officer of Cousins Properties. “Looking forward, we are now ready to capitalize on the solid foundation we have built over the last few years and unlock the underlying potential of our unique strategy.”
Financial Results
Net income available to common stockholders was $36.9 million, or $0.10 per share, for the fourth quarter of 2016, compared with $56.7 million, or $0.27 per share, for the fourth quarter of 2015. Net income available to common stockholders was $79.1 million, or $0.31 per share for the year ended December 31, 2016, compared with $125.5 million, or $0.58 per share, for the year ended December 31, 2015.
Funds From Operations ("FFO") was $27.4 million, or $0.07 per share, for the fourth quarter of 2016, compared with $49.1 million, or $0.23 per share, for the fourth quarter of 2015. FFO was $160.6 million, or $0.63 per share for the year ended December 31, 2016, compared with $192.7 million, or $0.89 per share, for the year ended December 31, 2015.
The Company recorded expenses during the quarter and the year ended December 31, 2016 associated with the transactions with Parkway Properties, Inc. ("Parkway") and Parkway, Inc., a separate, publicly-traded REIT ("New Parkway"). In addition, the Company recorded prepayment penalties and other associated expenses in connection with the repayment of indebtedness and the termination of interest rate swap agreements, collectively titled Loss on Extinguishment of Debt, during the fourth quarter of 2016. The following table summarizes these special items:

	Three Months Ended December 31, 2016	Year Ended December 31, 2016
Parkway Transaction Costs	$26,488	$30,871
Loss on Extinguishment of Debt	5,180	5,180
Total Special Items	$31,668	$36,051
Net income available to common stockholders excluding these special items was $68.6 million, or $0.18 per share, for the fourth quarter of 2016 and was $115.2 million, or $0.45 per share, for the year ended December 31, 2016. FFO excluding these special items was $59.1 million, or $0.15 per share, for the fourth quarter of 2016 and was $196.7 million, or $0.77 per share, for the year ended December 31, 2016.
Transactions with Parkway Properties, Inc.
On October 6, 2016, the Company and Parkway combined their operations with Parkway's shareholders receiving 1.63 shares of Cousins stock for each share of Parkway stock. On October 7, 2016, the Company completed the spin-off of the combined Houston assets of both companies into New Parkway, via a special taxable dividend. In the spin-off, each shareholder of Cousins received one share of New Parkway for every eight shares of common or limited voting preferred stock of Cousins held on October 6, 2016. Subsequent to the merger and spin-off, the Company entered into the following transactions related to Parkway:

•	Sold Two Liberty Place in Philadelphia for a gross sales price of $219 million and repaid a related $98.3 million mortgage loan.

•
Entered into an agreement with American Airlines to purchase its 25.4% interest in the US Airways building in Tempe for $19.6 million by February 28, 2017. In connection with this agreement, American Airlines terminated its lease and ADP signed a lease for the entire building that will commence in April 2017.

•	Repaid the $34.5 million mortgage loan secured by Corporate Center IV in Tampa.

•	Repaid the $20.1 million mortgage loan secured by Citrus Center in Orlando.

•	Sold The Forum in Atlanta for a gross sales price of $70 million.

•	Sold Lincoln Place in Miami for a gross sales price of $80 million.

•
Purchased the outside interests in Cousins Properties Office Fund II. L.P., a consolidated joint venture with Teachers Retirement Systems of Texas in which the Company owned an approximate 30% interest. The Company paid Teachers Retirement Systems of Texas $279.1 million for its interest and repaid the outstanding mortgage loans secured by the Hayden Ferry buildings in the aggregate amount of $108.3 million. In addition, the Company terminated the related interest rate swap agreements for payments to the counterparties of $635,000.

Other Fourth Quarter Activity

•	Sold 191 Peachtree in Atlanta for a gross sales price of $267.5 million and repaid a related $99.1 million mortgage loan.

•	Closed a five-year, $250 million senior unsecured term loan.

•	Sold 20 acres of land at the Company's Northpoint property in Atlanta for $4.8 million.

•
Commenced construction on Dimensional Place, the 282,000 square foot build-to-suit regional headquarters building for Dimensional Fund Advisors in Charlotte through a 50-50 joint venture with Dimensional.

•
Commenced construction on the second phase of NCR Corporation's world headquarters, a 260,000 square foot build-to-suit building in Atlanta adjacent to the 502,000 square foot first phase which is also under construction.

2017 FFO Guidance
For the year ending December 31, 2017, the Company expects to report FFO in the range of $0.56 to $0.62 per share. This guidance reflects management's view of current and future market conditions, as well as the earnings impact of events referenced in this release and corresponding conference call. The Company leaves unchanged the components of its 2017 FFO guidance announced on January 3, 2017. The Company's guidance is provided for information purposes based on current plans and assumptions and is subject to change.
Investor Conference Call and Webcast
The Company will conduct a conference call at 11:00 a.m. (Eastern Time) on Thursday, February 9, 2017, to discuss the results of the quarter ended December 31, 2016. The number to call for this interactive teleconference is (877) 247-1056.
A replay of the conference call will be available for 7 days by dialing (877) 344-7529 and entering the passcode 10098596. The replay can be accessed on the Company's website, www.cousinsproperties.com, through the “Q4 2016 Cousins Properties Incorporated Earnings Conference Call” link on the Investor Relations page.
A copy of Cousins Properties' fourth quarter 2016 Supplemental Information can be found in the Investor Relations section of the Company's website at www.cousinsproperties.com. The information in this update is for informational purposes based on current plans and assumptions and is subject to change. The Company undertakes no obligation to update this information.
Cousins Properties Incorporated is a leading fully-integrated real estate investment trust (REIT) with extensive experience in development, acquisition, financing, management, and leasing. Based in Atlanta, the Company actively invests in top-tier urban office assets and opportunistic mixed-use properties in Sunbelt markets.
Certain matters contained in this press release are "non-GAAP financial measures." The condensed consolidated statements of operations, condensed consolidated balance sheets, a schedule entitled Funds From Operations, which reconciles net income to FFO, and a schedule entitled Same Property Information, which reconciles cash basis same property net operating income to rental property revenues and rental property expenses, are attached to this press release. The change in second generation net rent per square foot on a cash basis represents the aggregate net rent (base rent less operating expense reimbursements and leasing costs) paid by prior tenants compared to the aggregate net rent paid by current tenants for spaces that have been re-leased in the office portfolio. Second generation leases exclude leases executed for spaces that were vacant upon acquisition, new leases in a development property, and leases for spaces that have been vacant for one year or more. More detailed information on net income and FFO is included in the “Net Income and Funds From Operations - Supplemental Detail” schedule, which is included along with other supplemental information in the Company’s Current Report on Form 8-K, which the Company is furnishing to the Securities and Exchange Commission (“SEC”), and which can be viewed through the “Supplemental Information” and “SEC Filings” links on the “Investor Information & Filings” link of the Investor Relations page of the Company’s website at www.cousinsproperties.com. This information may also be obtained by calling the Company’s Investor Relations Department at (404) 407-1898.
Certain matters contained in this press release are “forward-looking statements” within the meaning of the federal securities laws and are subject to uncertainties and risks, as itemized in Item 1A included in the Annual Report on Form 10-K for the year ended December 31, 2015 and in the Quarterly Report on Form 10-Q for the three months ended September 30, 2016. These forward-looking statements include information about possible or assumed future results of the business and our financial condition, liquidity, results of operations, plans, and objectives. They also include, among other things, statements regarding subjects that are forward-looking by their nature, such as, our business and financial strategy; our ability to obtain future financing arrangements; future acquisitions and future dispositions of operating assets; future acquisitions of land; future development and redevelopment opportunities; future dispositions of land and other non-core assets; future repurchases of common stock; projected operating results; market and industry trends; future distributions; projected capital expenditures; interest rates; statements about the benefits of the transactions involving the Company and Parkway, including future financial and operating results, plans, objectives, expectations and intentions; all statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders; benefits of the transactions to tenants, employees, stockholders and other constituents of the combined company; integrating our companies; and cost savings.
Any forward-looking statements are based upon management's beliefs, assumptions, and expectations of our future performance, taking into account information currently available. These beliefs, assumptions, and expectations may change as a result of possible events or factors, not all of which are known. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in forward-looking statements. Actual results may vary from forward-looking statements due to, but not limited to, the following: the availability and terms of capital and financing; the ability to refinance or repay indebtedness as it matures; the failure of purchase, sale, or other contracts to ultimately close; the failure to achieve anticipated benefits from acquisitions and investments or from dispositions; the potential dilutive effect of common stock offerings; the failure to achieve benefits from the repurchase of common stock; the availability of buyers and adequate pricing with respect to the disposition of assets; risks and uncertainties related to national and local economic conditions, the real estate industry in general, and the commercial real estate markets in particular; changes to our strategy with regard to land and other non-core holdings that require impairment losses to be recognized; leasing risks, including the ability to obtain new tenants or renew expiring tenants, and the ability to lease newly developed and/or recently acquired space; the adverse change in the financial condition of one or more of our major tenants; volatility in interest rates and insurance rates; the availability of sufficient investment opportunities; competition from other developers or investors; the risks associated with real estate developments (such as zoning approval, receipt of required permits, construction delays, cost overruns, and leasing risk); the loss of key personnel; the potential liability for uninsured losses, condemnation, or environmental issues; the potential liability for a failure to meet regulatory requirements; the financial condition and liquidity of, or disputes with, joint venture partners; any failure to comply with debt covenants under credit agreements; any failure to continue to qualify for taxation as a real estate investment trust and meet regulatory requirements; the ability to successfully integrate our operations and employees in connection with the transactions with Parkway; the ability to realize anticipated benefits and synergies of the transactions with Parkway; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; potential changes to tax legislation; changes in demand for developed properties; risks associated with the acquisition, development, expansion, leasing and management of properties; risks associated with the geographic concentration of the Company; the potential impact of the transactions with Parkway on relationships, including with tenants, employees, customers, and competitors; the unfavorable outcome of any legal proceedings that have been or may be instituted against the Company, Parkway, or New Parkway; significant costs related to uninsured losses, condemnation, or environmental issues; the amount of the costs, fees, expenses and charges related to the transactions with Parkway; and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by the Company, Parkway, and Parkway, Inc.
The words “believes,” “expects,” “anticipates,” “estimates,” “plans,” “may,” “intend,” “will,” or similar expressions are intended to identify forward-looking statements. Although we believe that our plans, intentions, and expectations reflected in any forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise, except as required under U.S. federal securities laws.

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues:
Rental property revenues	$111,432	$47,324	$249,814	$196,244
Fee income	2,379	2,091	8,347	7,297
Other	481	499	1,050	828
	114,292	49,914	259,211	204,369
Costs and expenses:
Rental property operating expenses	41,456	18,650	96,908	82,545
Reimbursed expenses	796	916	3,259	3,430
General and administrative expenses	8,290	4,513	25,592	16,918
Interest expense	10,089	5,520	26,650	22,735
Depreciation and amortization	48,145	16,503	97,948	71,625
Acquisition and merger costs	20,633	195	24,521	299
Other	5,205	190	5,888	1,181
	134,614	46,487	280,766	198,733
Loss on extinguishment of debt	(5,180)	—	(5,180)	—
Income (loss) from continuing operations before benefit for income taxes, income from unconsolidated joint ventures, and gain on sale of investment properties	(25,502)	3,427	(26,735)	5,636
Benefit for income taxes from operations	—	—	—	—
Income from unconsolidated joint ventures	5,418	1,214	10,562	8,302
Income (loss) from continuing operations before gain on sale of investment properties	(20,084)	4,641	(16,173)	13,938
Gain on sale of investment properties	63,169	42,720	77,114	80,394
Income from continuing operations	43,085	47,361	60,941	94,332
Income (loss) from discontinued operations:
Income (loss) from discontinued operations	(5,198)	9,494	19,163	31,848
Loss on sale from discontinued operations	—	—	—	(551)
Income from discontinued operations	(5,198)	9,494	19,163	31,297
Net income	37,887	56,855	80,104	125,629
Net income attributable to noncontrolling interests	(995)	(111)	(995)	(111)
Net income available to common stockholders	$36,892	$56,744	$79,109	$125,518
Per common share information — basic:
Income from continuing operations for common stockholders	$0.11	$0.23	$0.24	$0.44
Income (loss) from discontinued operations for common stockholders	(0.01)	0.04	0.07	0.14
Net income available to common stockholders	$0.10	$0.27	$0.31	$0.58
Per common share information — diluted:
Income from continuing operations for common stockholders	$0.11	$0.23	$0.24	$0.44
Income (loss) from discontinued operations for common stockholders	(0.01)	0.04	0.07	0.14
Net income available to common stockholders	$0.10	$0.27	$0.31	$0.58
Weighted average shares — basic	383,654	213,872	253,895	215,827
Weighted average shares — diluted	391,413	213,978	256,023	215,979

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES
FUNDS FROM OPERATIONS
(unaudited; in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net Income Available to Common Stockholders	$36,892	$56,744	$79,109	$125,518
Depreciation and amortization of real estate assets:
Consolidated properties	47,819	16,093	96,583	70,003
Discontinued properties	956	15,349	47,345	63,791
Share of unconsolidated joint ventures	4,146	3,239	13,904	11,645
Partners' share of real estate depreciation	(3,564)	—	(3,564)	—
(Gain) loss on sale of depreciated properties:
Consolidated properties	(59,589)	(42,316)	(73,533)	(78,759)
Discontinued properties	—	—	—	551
Non-controlling interest related to unitholders	784	—	784	—
Funds From Operations	27,444	49,109	160,628	192,749
Special Items	31,668	—	36,051	—
Funds From Operations before Special Items	$59,112	$49,109	$196,679	$192,749
Per Common Share — Diluted:
Funds From Operations	$0.07	$0.23	$0.63	$0.89
Funds From Operations before Special Items	$0.15	$0.23	$0.77	$0.89
Weighted Average Shares — Diluted	391,413	213,978	256,023	215,979

The table above shows Funds From Operations Available to Common Stockholders (“FFO”) and the related reconciliation to Net Income Available to Common Stockholders for Cousins Properties Incorporated and Subsidiaries. The Company calculated FFO in accordance with the National Association of Real Estate Investment Trusts' ("NAREIT") definition, which is net income (loss) available to common stockholders (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable property, plus depreciation and amortization of real estate assets, impairment losses on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.
FFO is used by industry analysts and investors as a supplemental measure of an equity REIT’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO along with other measures, to assess performance in connection with evaluating and granting incentive compensation to its officers and other key employees.
Management believes that net income available to common stockholders before special items and FFO before special items provides analysts and investors with appropriate information related to its core operations and for the comparability of the results of its operations with other real estate companies.
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS BEFORE SPECIAL ITEMS
(unaudited; in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net Income Available to Common Stockholders	$36,892	$56,744	$79,109	$125,518
Special Items	31,668	—	36,051	—
Net Income Available to Common Stockholders before Special Items	$68,560	$56,744	$115,160	$125,518
Per Common Share — Diluted:
Net Income Available to Common Stockholders before Special Items	$0.18	$0.27	$0.45	$0.58
Weighted Average Shares — Diluted	391,413	213,978	256,023	215,979

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	December 31, 2016	December 31, 2015
	(unaudited)
Assets:
Real estate assets:
Operating properties, net of accumulated depreciation of $215,856 and $352,350 in 2016 and 2015, respectively	$3,432,522	$2,194,781
Projects under development	162,387	27,890
Land	4,221	17,829
	3,599,130	2,240,500
Real estate assets and other assets held for sale, net of accumulated depreciation and amortization of $7,200 in 2015	—	7,246
Cash and cash equivalents	35,687	2,003
Restricted cash	15,634	4,304
Notes and accounts receivable, net of allowance for doubtful accounts of $1,167 and $1,353 in 2016 and 2015, respectively	27,683	10,828
Deferred rents receivable	39,464	67,258
Investment in unconsolidated joint ventures	179,397	102,577
Intangible assets, net of accumulated amortization of $53,483 and $103,458 in 2016 and 2015, respectively	245,529	124,615
Other assets	29,083	35,989
Total assets	$4,171,607	$2,595,320
Liabilities:
Notes payable	$1,380,920	$718,810
Liabilities of real estate assets held for sale	—	1,347
Accounts payable and accrued expenses	109,278	71,739
Deferred income	33,304	29,788
Intangible liabilities, net of accumulated amortization of $12,227 and $26,890 in 2016 and 2015, respectively	89,781	59,592
Other liabilities	44,084	30,629
Total liabilities	1,657,367	911,905
Commitments and contingencies
Equity:
Stockholders' investment:
Preferred stock, $1 par value, 20,000,000 shares authorized, 6,867,357 and 0 shares issued and outstanding in 2016 and 2015, respectively	6,867	—
Common stock, $1 par value, 700,000,000 shares authorized, 403,746,938 and 220,255,676 shares issued in 2016 and 2015, respectively	403,747	220,256
Additional paid-in capital	3,407,430	1,722,224
Treasury stock at cost, 10,329,082 and 8,742,181 shares in 2016 and 2015, respectively	(148,373)	(134,630)
Distributions in excess of cumulative net income	(1,214,114)	(124,435)
Total stockholders' investment	2,455,557	1,683,415
Nonredeemable noncontrolling interests	58,683	—
Total equity	2,514,240	1,683,415
Total liabilities and equity	$4,171,607	$2,595,320

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES
SAME PROPERTY INFORMATION
(unaudited; in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net Income	$37,887	$56,855	$80,104	$125,629
Net operating income from unconsolidated joint ventures	8,426	6,232	28,785	24,335
Net operating loss from discontinued operations	1,739	26,683	78,591	103,198
Fee income	(2,379)	(2,091)	(8,347)	(7,297)
Other income	(481)	(499)	(1,050)	(828)
Reimbursed expenses	796	916	3,259	3,430
General and administrative expenses	8,290	4,513	25,592	16,918
Interest expense	10,089	5,520	26,650	22,735
Depreciation and amortization	48,145	16,503	97,948	71,625
Acquisition and merger costs	20,633	195	24,521	299
Other expenses	5,205	190	5,888	1,181
Loss on extinguishment of debt	5,180	—	5,180	—
Income from unconsolidated joint ventures	(5,418)	(1,214)	(10,562)	(8,302)
Gain on sale of investment properties	(63,169)	(42,720)	(77,114)	(80,394)
Income (loss) from discontinued operations	5,198	(9,494)	(19,163)	(31,297)
Net Operating Income	$80,141	$61,589	$260,282	$241,232

Net Operating Income
Same Property	$14,602	$13,981	$59,331	$55,918
Non-Same Property	65,539	47,608	200,951	185,314
	$80,141	$61,589	$260,282	$241,232

Non-Cash Items
Straight-line rent	$8,489	$3,315	$18,968	$20,008
Non-cash income	1,887	1,526	7,500	6,043
Non-cash expense	(146)	20	(102)	(40)
	$10,230	$4,861	$26,366	$26,011
Cash Basis Net Operating Income
Same Property	$14,745	$13,766	$58,266	$53,766
Non-Same Property	55,166	42,962	175,650	161,455
	$69,911	$56,728	$233,916	$215,221

This schedule shows Same Property Net Operating Income and Cash Basis Same Property Net Operating Income and the related reconciliation to net income. Net Operating Income and Cash Basis Net Operating Income are used by industry analysts, investors, and Company management to measure operating performance of the Company's properties. Net Operating Income, which is consolidated rental property revenues less consolidated rental property operating expenses plus the Company's share of net operating income from unconsolidated joint ventures, excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. Certain items, such as interest, depreciation, and amortization expenses, while included in FFO and net income, do not affect the operating performance of a real estate asset. As a result, management uses only those operating income and expense items that are incurred at the property level to evaluate a property's performance. Net operating income from unconsolidated joint ventures, which joint ventures the Company does not control, is derived from the rental property revenues and rental property operating expenses at the joint ventures multiplied by the Company's ownership percentage in the joint ventures. Same Property Net Operating Income includes those office properties that have been fully operational in each of the comparable reporting periods. A fully operational property is one that has achieved 90% economic occupancy for each of the two periods presented or has been substantially complete and owned by the Company for each of the two periods presented and the preceding year. Cash Basis Same Property Net Operating Income represents Net Operating Income excluding straight-line rents, amortization of lease inducements, and amortization of acquired above and below market rents. Same Property Net Operating Income and Cash Basis Same Property Net Operating Income allow analysts, investors, and management to analyze continuing operations and evaluate the growth trend of the Company's portfolio.